Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 1

TO

CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”) is made as of May 3, 2017, by and among VIRTUSA CORPORATION, a Delaware corporation (the “Borrower”), JPMORGAN CHASE BANK, N.A. as the Administrative Agent (the “Administrative Agent”), and Lenders constituting Required Lenders as of the date hereof.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement described below.

WITNESSETH:

WHEREAS, the Borrower, the Lenders from time to time party thereto, and the Administrative Agent are parties to that certain Credit Agreement dated as of February 25, 2016 (as amended, modified, restated or otherwise supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent agree to amend certain provisions of the Credit Agreement in order to, among other things, permit the Borrower to issue certain shares of convertible preferred stock and pay certain dividends with respect to such convertible preferred stock;

WHEREAS, Section 9.02(b) of the Credit Agreement permits amendment of the Credit Agreement with the consent of the Borrower and the Administrative Agent with the consent of the Required Lenders; and

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Administrative Agent and the Lenders signatory hereto constituting Required Lenders are willing to agree to amend certain provisions of the Credit Agreement, all on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises set forth herein (which are incorporated herein as though fully set forth below, by this reference thereto) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned agrees as follows:

1.                                      Acknowledgments, Affirmations and Representations and Warranties.

Each Loan Party acknowledges, affirms, represents and warrants that:

(i)                                     The Borrower has the corporate power and authority to enter into, and has taken all necessary corporate action to authorize, this Amendment and the transactions contemplated hereby.

(ii)                                  Each Guarantor has the corporate and/or company power and authority to enter into, and has taken all necessary corporate or company action to authorize, this Amendment and the transactions contemplated hereby.

(iii)                               No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by each Loan Party of this Amendment.

(iv)                              All representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (or, with respect to representations and warranties already qualified by concepts of materiality, in all respects) on and as of the date hereof (except for representations and warranties that expressly speak as of a specific date, then on and as of such specific date).

(v)                                 No Default or Event of Default exists under the Credit Agreement or any of the other Loan Documents.

2.                                      Amendments to Credit Agreement and other Loan Documents.

a.                                      Amendments to Section 1.01 of the Credit Agreement (Defined Terms).  Section 1.01 of the Credit Agreement is hereby amended as follows:

(i)                                     New Defined Terms.  The following new defined terms are added and inserted in Section 1.01 of the Credit Agreement, in appropriate alphabetical order, to read as follows:

““Certificate of Designations” means (i) with respect to the Series A Preferred Stock, the Series A Certificate of Designations, and (ii) with respect to the Series A-1 Preferred Stock, the Series A-1 Certificate of Designations.

““Investment Agreement” means that certain Investment Agreement dated on or about May 3, 2017, by and among the Borrower and Orogen, as the same may be amended, supplemented or otherwise modified from time to time in a manner not materially adverse to the Lenders.”

““Orogen” means Orogen Viper LLC, a Delaware limited liability company.”

““Orogen Series A Preferred Stock” means, collectively, the Series A Preferred Stock and the Series A-1 Preferred Stock (including, for the avoidance of doubt, any Series A Preferred Stock issued upon conversion of any Series A-1 Preferred Stock pursuant to the applicable Certificate of Designations or the Investment Agreement).”

““Orogen Transactions” means the transactions contemplated by the Series A Certificate of Designations, the Series A-1 Certificate of Designations and the Investment Agreement (including, without limitation, the issuance and sale of the Orogen Series A Preferred Stock).”

““Series A Certificate of Designations” means that certain Certificate of the Powers, Designations, Preferences and Rights of the 3.875% Series A Convertible Preferred Stock ($0.01 Par Value) ($1,000 Liquidation Preference Per

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Share) of the Borrower filed with the Office of the Secretary of State of the State of Delaware on or about May 3, 2017, as the same may be amended, supplemented or otherwise modified from time to time in a manner not materially adverse to the Lenders.”

““Series A-1 Certificate of Designations” means that certain Certificate of the Powers, Designations, Preferences and Rights of the 3.875% Series A-1 Convertible Preferred Stock ($0.01 Par Value) ($1,000 Liquidation Preference Per Share) of the Borrower filed with the Office of the Secretary of State of the State of Delaware on or about May 3, 2017, as the same may be amended, supplemented or otherwise modified from time to time in a manner not materially adverse to the Lenders.”

““Series A Preferred Stock” has the meaning assigned to it in the Series A Certificate of Designations.”

““Series A-1 Preferred Stock” has the meaning assigned to it in the Series A-1 Certificate of Designations.”

(ii)                                  Amendment to the definition of Consolidated EBITDA.  Clause (a) (viii) of the definition of “Consolidated EBITDA” is amended and restated in its entirety to read as follows:

“(viii)                  fees and expenses incurred during such period in connection with the Loan Documents, the Transactions and the Orogen Transactions;”

(iii)                               Amendment to the definition of Fixed Charges.  The definition of “Fixed Charges” is amended and restated in its entirety to read as follows:

““Fixed Charges” means, for any period, without duplication, regularly scheduled Consolidated Interest Expense paid in cash for such period, plus regularly scheduled dividends paid in cash for such period on or with respect to any Disqualified Equity Interests (including the Orogen Series A Preferred Stock), plus regularly scheduled amortization payments on Indebtedness in cash during such period (regularly scheduled amortization payments shall be determined without giving effect to any reduction of such scheduled payments resulting from the application of any voluntary or mandatory prepayments made during the applicable period), plus expense for income taxes paid in cash for such period, plus the interest component of Capital Lease Obligation payments for such period paid in cash, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP except as otherwise stated above.”

(iv)                              Amendment to the definition of Indebtedness.  The definition of “Indebtedness” is amended and restated in its entirety to read as follows:

““Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or

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advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business and not more than 90 days overdue), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, in each case, to the extent not cash collateralized, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) obligations under any earn-out to the extent recognized under GAAP, (l) all obligations of such Person to purchase, redeem, retire or otherwise acquire for value any Disqualified Equity Interests (including the Orogen Series A Preferred Stock) to the extent such purchase, redemption, retirement or other acquisition is required to occur on or prior to the Latest Maturity Date in effect at the time of issuance of such Equity Interests (other than any such obligation that is contingent upon the prior payment in full of the Obligations (excluding (1) any unasserted contingent Obligations and (2) LC Exposure to the extent the Borrower has deposited into an LC Collateral Account (in a manner consistent with the provisions of Section 2.06(j)) an amount in cash equal to 102% of the LC Exposure as of such date) and the termination of the Commitments of all Lenders hereunder), (m) any Off-Balance Sheet Liability, and (n) net obligations payable at the termination of any and all Swap Agreements, determined by reference to the Swap Termination Value thereof to the extent not cash collateralized.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.”

b.                                      Amendment to Section 6.01 of the Credit Agreement (Indebtedness).  Section 6.01(e) of the Credit Agreement is amended and restated in its entirety to read as follows:

“(e)                            Indebtedness arising in connection with the Orogen Series A Preferred Stock, to the extent permitted under and in accordance with clause (xi) of Section 6.06(a);”

c.                                       Amendment to Section 6.06 of the Credit Agreement (Restricted Payments).  Section 6.06(a) of the Credit Agreement is hereby amended as follows:

(i)                                     In clause (v) thereof, by deleting the amount “$25,000,000” and replacing it with “$30,000,000”; and

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(ii)                                  By deleting the word “and” appearing immediately after clause (ix) thereof, by deleting the “.” at the end of clause (x) and replacing it with “; and”, and by adding new clauses (xi) through (xvii) at the end of Section 6.06(a), to read respectively as follows:

“(xi) the Borrower may issue and sell the Orogen Series A Preferred Stock pursuant to the Investment Agreement; provided that within three (3) Business Days following receipt by the Borrower of the Net Proceeds of such issuance and sale, the Borrower shall prepay the Term Loans at par (to be applied in direct order of maturity to the remaining principal installments of Term Loans) in an amount equal to seventy-five percent (75%) of such Net Proceeds; (xii) the Borrower may declare and pay cumulative cash dividends on the Orogen Series A Preferred Stock when and as required pursuant to the applicable Certificate of Designations; provided that both immediately before and after paying any such cash dividend no Event of Default exists; (xiii) at any time on or after, but not before, the earlier of (A) August 24, 2021 and (B) the date on which the Obligations (excluding (1) any unasserted contingent Obligations and (2) LC Exposure to the extent the Borrower has deposited into an LC Collateral Account (in a manner consistent with the provisions of Section 2.06(j)) an amount in cash equal to 102% of the LC Exposure as of such date) have been paid in full and the Commitments of all Lenders hereunder have been terminated, the Borrower may purchase, redeem, retire or otherwise acquire for value the Orogen Series A Preferred Stock; (xiv) the Borrower may make Restricted Payments from time to time in an aggregate amount not to exceed twenty-five percent (25%) of the Net Proceeds received by the Borrower from the issuance and sale of the Orogen Series A Preferred Stock; (xv) the Borrower may issue (A) Series A Preferred Stock upon conversion of the Series A-1 Preferred Stock pursuant to the applicable Certificate of Designations or the Investment Agreement and in connection with such conversion and (B) Equity Interests (other than Disqualified Equity Interests) upon conversion of the Orogen Series A Preferred Stock (including, without limitation, following the occurrence of a Fundamental Change (as defined in the applicable Certificate of Designations)) and in connection with such conversion; (xvi) the Borrower, at its option in lieu of paying cash dividends pursuant to clause (xii) above, may declare and pay such dividends on the Orogen Series A Preferred Stock in the form of additional Orogen Series A Preferred Stock; and (xvii) the Borrower or its Subsidiaries may make a Restricted Payment to the then existing shareholders (other than the Borrower) of the Target in an aggregate amount not to exceed $3,000,000 per fiscal year.”

3.                                      Conditions to Effectiveness.  This Amendment shall become effective when the Administrative Agent (or its counsel) shall have received from the Borrower and each Guarantor, and each of the Lenders constituting Required Lenders, (i) a counterpart of this Amendment, signed on behalf of such Person, or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment) that such Person has signed a counterpart of this Amendment.

4.                                      Reaffirmation; No Waiver.  Each Loan Party, as maker, debtor, assignor, obligor, guarantor, or in other similar capacity in which it incurs obligations to the Administrative

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Agent, the Issuing Bank or the Lenders under any of the Loan Documents, hereby ratifies and reaffirms all of its respective payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party and, to the extent it has granted liens or mortgages on or security interests in any of its properties pursuant to any Collateral Document as security for the Secured Obligations, hereby ratifies and reaffirms such grant of liens, mortgages and security interests and confirms and agrees that with respect to liens and security interests on any right, title and interest of such Loan Party in any personal property granted pursuant to a security agreement, pledge agreement or otherwise, such liens and security interests hereafter secure all of the Secured Obligations, in each case as if each reference in such Collateral Document to the obligations secured thereby are construed to hereafter mean and refer to such Secured Obligations (including, without limitation, with respect to all Loans and all LC Exposure) and including under the Credit Agreement and other Loan Documents, as amended by this Amendment.  Each Loan Guarantor acknowledges, affirms and agrees that all Secured Obligations to the Administrative Agent, the Issuing Bank, the Lenders and the Secured Parties have been guaranteed and continue to be guaranteed by such Loan Guarantor pursuant to the terms of the Credit Agreement, as amended by this Amendment.  Each Loan Party acknowledges and reaffirms that it is responsible for the observance and full performance of the Secured Obligations and that each of the Loan Documents to which it is a party remains in full force and effect, continues to apply to the Secured Obligations, as amended by this Amendment, and are hereby ratified and confirmed in all respects.  The execution of this Amendment shall not operate as a novation, or waiver of any right, power or remedy of the Administrative Agent, the Issuing Bank, the Lenders or Secured Parties, or waiver of any provision of any of the Loan Documents.  The Loan Parties agree and acknowledge that this Amendment shall be deemed a Loan Document.  All references in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement, as amended by this Amendment.

5.                                      Fees and Expenses.  The Loan Parties agree that they will promptly pay all reasonable and documented legal and professional fees and expenses (including all reasonable and documented fees and expenses of Goulston & Storrs PC, as counsel to the Administrative Agent) incurred by the Administrative Agent in connection with this Amendment and the transactions contemplated hereby.

6.                                      Successors and Assigns.  This Amendment shall be binding upon each of the Loan Parties and upon its respective successors and assigns and shall inure to the benefit of the Administrative Agent, the Lenders and their respective successors and assigns.  The successors and assigns of such entities shall include, without limitation, their respective receivers, trustees, or debtors-in-possession.

7.                                      Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

8.                                      Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature

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page of this Amendment by facsimile, emailed pdf, or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

[remainder of page intentionally left blank; signature pages follow]

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IN WITNESS WHEREOF, this Amendment has been duly executed by each of the undersigned as of the day and year first set forth above.

VIRTUSA CORPORATION

By:	/s/Ranjan Kalia
Name: Ranjan Kalia
Title: Executive Vice President and Chief Financial Officer

APPARATUS, INC.

By:	/s/Ranjan Kalia
Name: Ranjan Kalia
Title: Treasurer

[Signature Page to Amendment No. 1]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/Stacy Benham
Name: Stacy Benham
Title: Vice President

JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/Stacy Benham
Name: Stacy Benham
Title: Vice President

[Signature Page to Amendment No. 1]

Bank of America, N.A., as Lender and Issuing Bank

By:	/s/Molly Kropp
Name: Molly Kropp
Title: Vice President

[Signature Page to Amendment No. 1]

Wells Fargo, N.A., as Lender

By:	/s/Debra E. DelVecchio
Name: Debra E. DelVecchio
Title: Senior Vice President

[Signature Page to Amendment No. 1]

Citizens Bank, N.A., as Lender

By:	/s/William M. Clossey
Name: William M. Clossey
Title: Senior Vice President

[Signature Page to Amendment No. 1]

SILICON VALLEY BANK, as Lender

By:	/s/Frank Groccia
Name: Frank Groccia
Title: Vice President

[Signature Page to Amendment No. 1]

HSBC Bank USA, National Association, as Lender

By:	/s/Pablo Pena
Name: Pablo Pena
Title: Vice President

[Signature Page to Amendment No. 1]